Exhibit 99.1

Press Release

Investor and Media Contact: Whitney Finch

Vice President of Corporate Communications

813.421.7694

wfinch@walterinvestment.com

FOR IMMEDIATE RELEASE

June 28, 2016

Walter Investment Management Corp. Amends Shareholder Rights Plan

(Tampa, Fla.)—Walter Investment Management Corp. (NYSE: WAC) (“Walter” or the “Company”) today announced that its Board of Directors has approved an amendment to its shareholder rights plan. The amendment extends the expiration date of the rights plan by one year, to June 29, 2017.

The rights plan is intended to enable all Walter stockholders to realize the full value of their investment in the Company and to reduce the potential that any person or group could gain control of the Company by open market accumulation or other tactics without paying a control premium for all shares. The rights plan is not intended to deter offers that are fair and otherwise in the best interests of the Company’s stockholders.

Further details about the amendment to the rights plan will be contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Walter Investment Management Corp.

Walter Investment Management Corp. is a diversified mortgage banking firm focused primarily on the servicing and origination of residential loans, including reverse loans. Based in Tampa, Fla., the Company has approximately 5,700 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on our website is not a part of this release.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and in our other filings with the SEC.

In addition, this press release may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

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